Exhibit 99.1

Press Release

October 9, 2012

For Immediate Release

LCNB CORP. AGREES TO ACQUIRE

FIRST CAPITAL BANCSHARES, INC.

LEBANON, Ohio (October 9, 2012) – LCNB Corp. (Nasdaq-Capital Market:  LCNB), holding company for LCNB National Bank, and First Capital Bancshares, Inc. (“First Capital”), the holding company for Citizens National Bank of Chillicothe, announced today that they have signed a definitive agreement under which LCNB will acquire First Capital Bancshares, Inc. in a stock and cash transaction.  The transaction is valued at approximately $19.6 million, or $30.76 per First Capital share of common stock.  Citizens National Bank of Chillicothe operates six full-service branches in Chillicothe, Washington Courthouse, Clarksburg and Frankfort, Ohio and has approximately $152 million in assets and $135 million of deposits.

Under the terms of the agreement, each share of First Capital common stock will be exchanged for, at the election of each shareholder, $30.76 in cash, shares of LCNB common stock, or a combination of cash and LCNB stock.  For the stock portion, the exchange ratio will be based on the average closing price of LCNB’s common stock during the 25 trading day period prior to the closing of the merger.  A First Capital shareholder’s election to receive cash or stock is subject to allocation procedures which will ensure that, in the aggregate, no less than 50%, and no more than 60%, of the consideration paid by LCNB will consist of LCNB stock.  The merger is expected to qualify as a tax-free reorganization

When the transaction is completed, LCNB will have approximately $985 million in assets, $850 million in deposits and 31 branches.  The merger will enable LCNB to expand into the Ross and Fayette County, Ohio markets.  Subject to regulatory approvals and First Capital shareholder approval, the transaction is anticipated to be completed late in the fourth quarter of 2012 or in the first quarter of 2013.  At that time, Citizens offices will become branches of LCNB National Bank.  Excluding one-time merger expenses, the transaction is expected to be accretive to LCNB’s earnings in 2013 and beyond.  On a pro-forma basis, LCNB is expected to remain “well-capitalized” under all regulatory definitions.

Stephen P. Wilson, Chairman and CEO of LCNB Corp., stated, “We are very pleased to be expanding into the Ross County and Fayette County markets with this transaction.  Citizens has a proud history, having been established over one-hundred years ago.  Tom Beard and their team have done an excellent job in building the bank to its current position.  Now, as part of LCNB, we believe that we will be able to broaden our reach in serving consumers and businesses in these new and adjacent markets.”  Steve Foster, President of LCNB National Bank, added, “LCNB’s success over the decades has been built on providing excellent customer service.  We believe that we are large enough to provide the same products and services as the region’s large banks, but we are able to deliver a much more personalized degree of service.  We believe that our banking approach will mesh very well with Citizens, to the benefit of Citizens’ customers.”

John Kochensparger, Chairman of First Capital, indicated that the merger will provide opportunities for First Capital’s shareholders and Citizens’ communities, customers, and employees.  He also stated, “This is a merger of two quality financial institutions with two high-performance management teams and deep community banking roots.  Based upon the extensive process in which we engaged in determining to merge with LCNB, we believe this will be a win-win situation for our shareholders and LCNB.”

Tom Beard, President and CEO of Citizens commented, “We are excited to be affiliating with LCNB.  We have long admired its steady financial performance and we consider LCNB to be one of the strongest banks in Ohio.  From a community and customer standpoint, this transaction will be very beneficial.  Citizens’ customers will have access to a greater array of products and services (including a trust department) and we will have a significantly larger lending limit, but with the customer service of a community bank.”  Beard added that disruption in service for Citizens’ customers should be minimal after the merger as many of the same faces would greet customers only as LCNB employees.

LCNB is being advised by FBR Capital Markets & Co. and Dinsmore & Shohl L.L.P.  First Capital is being advised by Sterne Agee & Leach, Inc. and Luse Gorman Pomerenk & Schick, P.C.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio.  Through its subsidiary, LCNB National Bank (the “Bank”), LCNB is engaged in the commercial banking business.  The Bank was founded in 1877.  The Bank operates from its main office and 24 branch offices (as well as 31 ATMs) in Montgomery, Warren, Butler, Clinton, Clermont and Hamilton Counties, Ohio, which are among the most appealing areas from a demographic standpoint in Ohio.  Additional information on LCNB may be found on its website:  www.lcnb.com.

First Capital is a bank holding company based in Chillicothe, Ohio.  First Capital conducts its operations through its subsidiary, Citizens National Bank, which was established in 1900, from six locations in Chillicothe, Washington Courthouse, Clarksburg and Frankfort, Ohio.  Additional information on First Capital and Citizens may be found on its website:  www.cnbweb.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

LCNB will be filing with the SEC a Registration Statement on Form S-4 concerning the merger, which will include the proxy statement that will be mailed to First Capital's shareholders.  WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors will be able to obtain the documents free of charge, when filed, at the SEC’s website, www.sec.gov.  In addition, documents filed with the SEC by LCNB will be available free of charge from the Secretary of LCNB or from LCNB’s website.  INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.  Copies of all recent proxy statements and annual reports of LCNB are also available free of charge from LCNB’s website or by contacting the company secretary.

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “expect,” “believe,” “intend,” “plan,” “estimate,” “may,” “should,” “will likely result,” “will continue,” “is anticipated,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those indicated in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in forward looking statements: (1) the businesses of LCNB and First Capital may not be combined successfully or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with the governmental approvals of the merger; (5) the shareholders of First Capital may fail to approve the merger; (6) changes in general economic conditions, could affect the volume of loan originations, deposit flows and real estate values, credit quality trends; (7) changes in laws, regulations or policies by government or regulatory agencies could affect the banking industry, (8) fluctuations in interest rates could affect the banking industry, (9) change in the demand for loans in the market areas that LCNB and First Capital conduct their respective business could affect profitability , and (10) competition from other financial services companies in LCNB’s and First Capital’s markets could increase. These statements include, but are not limited to, statements about LCNB’s and First Capital’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  LCNB and First Capital caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  LCNB and First Capital undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.